CERTIFICATION
PURSUANT TO
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Kenneth I. McGuire, the Principal Financial Officer of Altegris Advisors, L.L.C., the General Partner of Altegris QIM Futures Fund, L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 11, 2016

/s/ Kenneth I. McGuire
Kenneth I. McGuire Principal Financial Officer Altegris Advisors, L.L.C. General Partner of Altegris QIM Futures Fund, L.P.